UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2007 (May 24, 2007)

AEROFLEX INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

_____________________

DELAWARE (State or Other Jurisdiction of Incorporation)	000-02324 (Commission File Number)	11-1974412 (I.R.S. Employer Identification No.)
35 South Service Road Plainview, New York (Address of Principal Executive Offices)		11803 (Zip Code)
Registrant’s telephone number including area code: (516) 694-6700
No change since last report (Former Name or Address, if Changed Since Last Report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On May 25, 2007, Aeroflex Incorporated (the "Company") announced that it had entered into an Agreement and Plan of Merger, dated as of May 25, 2007 (the "Merger Agreement"), with AX Holding Corp. ("Parent") and AX Acquisition Corp. ("Merger Sub"). Parent and Merger Sub are wholly owned subsidiaries of The Veritas Capital Fund III, L.P. (collectively with its affiliates and co-investors, "Veritas").

The Merger Agreement contemplates that Merger Sub will be merged with and into the Company (the "Merger") and each outstanding share of common stock of the Company (the "Company common stock") will be converted into the right to receive $14.50 per share in cash, without interest.

In the event that Parent is obligated to complete the Merger but does not obtain the required debt financing to complete the transaction by October 2, 2007, the outside date provided in the Merger Agreement, the Merger Agreement provides for Parent to pay to the Company a termination fee of $22.5 million upon termination of the Merger Agreement. Receipt of this termination fee would be the Company's sole and exclusive remedy for any breaches by Parent or Merger Sub under the Merger Agreement, and $22.5 million is also the maximum cap on damages that the Company can obtain for any other breaches by Parent or Merger Sub under the Merger Agreement. Parent's obligation to pay this termination fee or to pay damages to the Company under the Merger Agreement is guaranteed by each of The Veritas Capital Fund III, L.P., Golden Gate Private Equity, Inc. and GS Direct, L.L.C. on a several and not joint basis in separate limited guarantees delivered in connection with delivery of the Merger Agreement.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement and (ii) subject to certain exceptions, for the Company’s Board of Directors to recommend that the Company’s stockholders adopt the Merger Agreement and thereby approve the Merger and the other transactions contemplated by the Merger Agreement.

Consummation of the Merger is subject to various customary conditions, including adoption of the Merger Agreement by the Company’s stockholders, the absence of certain legal impediments to the consummation of the Merger and the receipt of certain regulatory approvals. Parent has obtained equity commitments from investment fund affiliates of Veritas and has also received debt financing commitments for the transactions contemplated by the Merger Agreement, which are subject to customary conditions.

A copy of the press release, dated May 25, 2007, announcing the Merger Agreement is attached as Exhibit 99.2 and is incorporated herein by reference. A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Important Additional Information Regarding the Merger will be Filed with the Securities and Exchange Commission (the "SEC").

In connection with the proposed Merger, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement will be available free of charge at the SEC's Web site at http://www.sec.gov and from the Company at: Aeroflex Incorporated, 35 South Service Road, P.O.Box 6022, Plainview, New York 11803, Attention: Investor Relations or on the Company's website at www.aeroflex.com.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company's Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on October 5, 2006, and information concerning all of the Company's participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available. Each of these documents is, or will be, available free of charge at the SEC's Web site at http://www.sec.gov and from the Company at: Aeroflex Incorporated, 35 South Service Road, P.O.Box 6022, Plainview, New York 11803, Attention: Investor Relations or on the Company's website at www.aeroflex.com.

Company Stock Options

The Merger Agreement provides that each outstanding option to purchase Company common stock will be cancelled upon consummation of the Merger in exchange for a per share cash payment equal to the excess, if any, of $14.50 over the exercise price of the option (less applicable withholding amounts). On May 25, 2007, pursuant to its interpretive authority under the Company stock option plans, the Board of Directors passed a resolution affirming that, upon consummation of the Merger, each outstanding stock option would represent only the right to receive the cash compensation described above and that each option would be cancelled as described above. The Company has also agreed to take additional actions as reasonably requested by Parent to effectuate such cancellation.

The Rights Agreement

Prior to the execution of the Merger Agreement, the Company amended its Rights Agreement on May 25, 2007 to permit the execution, delivery and adoption of the Merger Agreement and the consummation of the Merger or any other transactions contemplated by the Merger Agreement, without triggering the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither Parent, Merger Sub nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the execution, delivery and adoption of the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Agreement.

The previous Amendment to the Rights Agreement, dated as of March 2, 2007, is of no further force and effect pursuant to its own terms as a result of the termination and abandonment by the Company on May 25, 2007 of the Prior Merger Agreement (as defined in Item 1.02 below).

The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 2 to Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated into this report by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On March 2, 2007, the Company entered into an Agreement and Plan of Merger (the "Prior Merger Agreement") with AF Holdings, Inc. and AF Merger Sub, Inc., affiliates of General Atlantic and Francisco Partners. The Prior Merger Agreement contemplated that AF Merger Sub, Inc. would be merged with and into the Company and each outstanding share of common stock of the Company would be converted into the right to receive $13.50 per share in cash, without interest.

On May 24, 2007, the Company issued a press release announcing that it has received a letter from an affiliate of General Atlantic and Francisco Partners stating that General Atlantic and Francisco Partners waive their rights under the Prior Merger Agreement. In addition, the Company announced that its special meeting of stockholders that had been called to consider approval of the Prior Merger Agreement will not be held on May 30, 2007. A copy of the press release, dated May 24, 2007, is attached as Exhibit 99.1 and is incorporated herein by reference.

On May 25, 2007, the Board of Directors of the Company sent notice to an affiliate of General Atlantic and Francisco Partners that, pursuant to Sections 6.04(e) and 8.01(h) of the Prior Merger Agreement, the Company terminated the Prior Merger Agreement in order to enter into the Merger Agreement. As a result, the Company paid to the affiliate of General Atlantic and Francisco Partners a breakup fee, including claimed expense reimbursement, in the amount of $22.5 million. As discussed in the Company's Form 8-K dated May 14, 2007, the affiliate of General Atlantic and Francisco Partners has contested the Company's determination that Veritas is an Excluded Party (as such term is defined in the Prior Merger Agreement) and on May 25, 2007, the Company received a letter from the affiliate of General Atlantic and Francisco Partners demanding payment of an additional termination fee of $15 million and asserting that Aeroflex is in breach of the Prior Merger Agreement.

For a description of the terms and conditions of the Prior Merger Agreement that are material to the Company, please see the description set forth in the Form 8-K of the Company filed on March 5, 2007, which is incorporated herein by reference.

Item 5.02. Compensatory Arrangements of Certain Officers

Addenda to Letter Agreements Entered into with Harvey Blau and Leonard Borow

As referenced in the Form 8-K filed by the Company on March 5, 2007, the Company entered into letter agreements with Harvey Blau, the Company's Chief Executive Officer, and Leonard Borow, the Company's President, which, among other things, provided that fees and expenses paid or accrued in connection with the transactions contemplated by the Prior Merger Agreement will not be considered and will not reduce the Company's consolidated pre-tax earnings in computing Mr. Blau's and Mr. Borow's 2007 bonus. On May 25, 2007, the Company entered into addenda to these letter agreements with each of Mr. Blau and Mr. Borow under which it was agreed that, in addition, fees and expenses paid or accrued in connection with the transactions contemplated by the Merger Agreement and the pending stockholder litigation will not be considered and will not reduce the Company's consolidated pre-tax earnings in computing Mr. Blau's and Mr. Borow's 2007 bonus.

The foregoing description of the addenda to letter agreements entered into with Mr. Blau and Mr. Borow does not purport to be complete and is qualified in its entirety by reference to the Addenda to Letter Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated into this report by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of May 25, 2007, among Aeroflex Incorporated, AX Holding Corp. and AX Acquisition Corp.
4.1	Amendment No. 2 to Rights Agreement, dated as of May 25, 2007, to the Rights Agreement dated as of August 13, 1998 between Aeroflex Incorporated and American Stock Transfer & Trust Company.
10.1	Addendum to Letter Agreement between Harvey R. Blau and the Company dated as of May 25, 2007.
10.2	Addendum to Letter Agreement between Leonard Borow and the Company dated as of May 25, 2007.
99.1	Press Release dated May 24, 2007.
99.2	Press Release dated May 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROFLEX INCORPORATED

By:	/s/ John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Senior Vice President and Chief
Financial Officer

Dated: May 25, 2007

Exhibit Index

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of May 25, 2007, among Aeroflex Incorporated, AX Holding Corp. and AX Acquisition Corp.
4.1	Amendment No. 2 to Rights Agreement, dated as of May 25, 2007, to the Rights Agreement dated as of August 13, 1998 between Aeroflex Incorporated and American Stock Transfer & Trust Company.
10.1	Addendum to Letter Agreement between Harvey R. Blau and the Company dated as of May 25, 2007.
10.2	Addendum to Letter Agreement between Leonard Borow and the Company dated as of May 25, 2007.
99.1	Press Release dated May 24, 2007.
99.2	Press Release dated May 25, 2007.